SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

Filed by registrant                                                 [X]

Filed by a party other than the registrant                [   ]

Check the appropriate box:

[   ]    Preliminary proxy statement                   [   ]   Confidential for use of the Commission only
                                                                                           (as permitted by Rule 14a-6(e)(2) ).
[X]    Definitive proxy statement

[   ]    Definitive additional materials

[   ]    Soliciting material pursuant to Rule 14a-12.

Merchants and Manufacturers Bancorporation, Inc.
(Name of Registrant as Specific in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 15, 2004

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Merchants & Manufacturers Bancorporation, Inc. scheduled for 4:00 P.M. on Monday, May 24, 2004 at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin. The meeting will take place in Wehr Hall, #1 shown on the enclosed map. Enter parking lot A at the southwest corner of the Alverno campus from Morgan Avenue.

The matters expected to be acted upon at the meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

Your Board of Directors and management look forward to greeting you and discussing the condition of your Corporation with you.

Please be sure to sign and return the enclosed proxy card indicating whether or not you plan to attend the meeting so that your shares will be voted. If you do attend the meeting, you may revoke your proxy and vote in person if you prefer. The Board of Directors joins me in hoping that you will attend.

Sincerely yours,

By: /s/ Michael J. Murry

Michael J. Murry
Chairman of the Board of Directors

Enclosure

MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 24, 2004

TO THE SHAREHOLDERS OF MERCHANTS AND MANUFACTURERS BANCORPORATION:

The Annual Meeting of Shareholders of Merchants and Manufacturers Bancorporation, Inc. ("Merchants"), will be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on Monday, May 24, 2004, at 4:00 p.m., for the purpose of considering and voting on:

1.        The election of five Directors to serve until the annual meeting in the year 2007 as Class III Directors. Management's nominees are named in the accompanying Proxy Statement.

2.   The amendment of the Articles of Incorporation for the purpose of increasing the number of authorized shares of Common Stock to twenty-five million (25,000,000) shares.

3.   Such other business as may properly come before the meeting and all adjournments thereof.

The Board of Directors has fixed April 6, 2004, as the record date for determining the shareholders of Merchants and Manufacturers Bancorporation, Inc., entitled to notice of and to vote at the meeting, and only holders of Common Stock of Merchants and Manufacturers Bancorporation, Inc. of record at the close of business on such date will be entitled to notice of and to vote at such meeting and all adjournments.

THE BOARD OF DIRECTORS OF MERCHANTS AND MANUFACTURERS BANCORPORATION, INC. RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE FIVE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AND NAMED IN THE PROXY STATEMENT AND IN FAVOR OF THE PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION FOR THE PURPOSE OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO TWENTY-FIVE MILLION (25,000,000) SHARES.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING, WHETHER YOUR HOLDINGS ARE LARGE OR SMALL. IF YOU DO ATTEND THE MEETING, OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

Brookfield, Wisconsin                            By Order of the Board of Directors of
April 15, 2004               Merchants and Manufacturers Bancorporation, Inc.

                                                             By: /s/ Michael J. Murry
                                                 Michael J. Murry, Chairman of the Board of Directors

MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
19105 West Capitol Drive
Brookfield, Wisconsin 53045

PROXY STATEMENT
ANNUAL MEETING – MAY 24, 2004

VOTING OF PROXIES AND REVOCABILITY

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Merchants & Manufacturers Bancorporation, Inc., hereinafter called “Merchants” or the “Corporation,” to be voted at the Annual Meeting of Shareholders to be held on Monday, May 24, 2004, at 4:00 P.M., at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, and at any adjournment(s) thereof (the “Annual Meeting”).

The expense of printing and mailing proxy material, including forwarding expense to beneficial owners of stock held in the name of another, will be borne by Merchants. No solicitation of proxies other than by mail is contemplated, except that officers or employees of Merchants or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. The Proxy Statement and the accompanying Proxy are being sent to Merchants’ shareholders commencing on or about April 15, 2004.

Shares owned through participation in Merchants’ Dividend Reinvestment Plan will be included on the Proxy you receive and will be voted in accordance with your instructions in the same manner as shares registered in your own name. Arrangements will be made with brokerage houses, custodians, nominees, and other fiduciaries to send proxy material to their principals.

The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is required for a quorum, with respect to the matters on which action is to be taken at the Annual Meeting. Under Wisconsin law, directors are elected by plurality, meaning the five individuals receiving the largest number of votes are elected as directors. In addition, under Wisconsin law, an amendment to the Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. Abstentions and broker non-votes (shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. Because the proposal to amend the Articles of Incorporation must be approved by the affirmative vote of holders of a majority of the outstanding shares of Common Stock, abstentions and broker non-votes will act as a vote against the proposed amendment.

Shares as to which proxies have been executed will be voted as specified in the proxies. If no specification is made, the shares will be voted “FOR” the election of management’s nominees as directors and “FOR” the adoption of the proposal to amend the Articles of Incorporation for the purpose of increasing in number of authorized shares. If additional matters are properly presented, the persons named in the proxy will have discretion to vote in accordance with their own judgment in such matters.

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Proxies may be revoked at any time prior to the exercise thereof by filing with the Secretary of Merchants a written revocation or a duly executed proxy bearing a later date. Shareholders who are present at the Annual Meeting may revoke their proxy and vote in person, if they so desire.

RECORD DATE AND VOTING SECURITIES

The Board of Directors has fixed the close of business on April 6, 2004, as the record date (the “Record Date”) for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The securities of Merchants entitled to be voted at the Annual Meeting consist of shares of its Common Stock, $1.00 par value (“Common Stock”) of which 3,335,356 shares were issued and outstanding at the close of business on the Record Date. Only shareholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting.

Each share of Common Stock is entitled to one vote on all matters. The Common Stock carries no cumulative voting rights.

SHAREHOLDER PROPOSALS

Any shareholders desirous of including any proposal in Merchants’ proxy soliciting material for the next regularly scheduled annual meeting of shareholders of Merchants must submit their proposal, in writing, at Merchants’ executive offices no later than December 16, 2004. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after March 1, 2005 and the Corporation will not be required to present any such proposal at the next regularly scheduled annual meeting of shareholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the next regularly scheduled annual meeting of shareholders will have the right to exercise discretionary voting power with respect to such proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

No person is known to Merchants to own beneficially more than 5% of the outstanding shares entitled to vote at the Annual Meeting.

ANNUAL REPORT

The 2003 Annual Report of Merchants, which includes financial statements for the years ended December 31, 2003, 2002, and 2001, has been mailed concurrently with this proxy statement to shareholders as of the Record Date. The Annual Report does not constitute a part of the proxy material.

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PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors of Merchants is divided into three classes designated as Class I, II and III, with each class of directors serving staggered three-year terms. The term of office of directors in Class III expires at the Annual Meeting. At the Annual Meeting, shareholders will elect five Class III directors to serve until Merchants’ 2007 annual meeting of shareholders and until their successors are elected and qualified. All of the nominees for Class III directors are currently directors of Merchants and were elected at the 2001 annual meeting of shareholders of Merchants to serve until the 2004 Annual Meeting.

The five nominees have consented to serve, if elected, and at the date of this Proxy Statement, Merchants has no reason to believe that any of the named nominees will be unable to serve. Unless otherwise directed, the persons named as proxies intend to vote in favor of the election of the five nominees listed below.

The information presented below as to principal occupation as of April 1, 2004, is based in part on information received from the respective persons and in part on the records of Merchants.

NOMINEES FOR CLASS III DIRECTORS
(TERM EXPIRING IN 2007)

Michael J. Murry, Age 58, Chairman of the Board of Directors of Merchants since 1992; Chief Executive Officer of Merchants from 1982 to 1998 and director of Merchants since 1982; director of Lincoln State Bank since 1983; director of Franklin State Bank since 1992; director of Grafton State Bank since 2000; director of Community Bank of Oconto County since 2002.

Conrad C. Kaminski, Age 69, Executive Officer of Merchants since 1998; President of Lincoln State Bank from 1994 to 1998 and reelected as President in 2003; director of Lincoln State Bank from 1992 to present; President of Lincoln Community Bank from 1997 to 1998; director of Lincoln Community Bank from 1997 to February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank; director of Merchants from 1991 to present; President of Merchants from 1991 to 1993; Executive Vice President of Merchants from 1982 to 1991.

Nicholas S. Logarakis, Age 63, President, The Logarakis Group, Inc. Franklin, WI, a manufacturing holding company, since 1982; director of Lincoln State Bank from 1997 to present; director of Merchants from 1982 to present; appointed director of CBG Financial Services, Inc. in 2002.

Keith C. Winters, Age 65, President, Keith C. Winters & Associates, Ltd, Franklin, WI, a tax consulting and tax preparation firm, since 1993; director of Franklin State Bank from 1982 to present; director of Merchants from 1989 to present.

Duane P. Cherek, Age 59, Auto dealer, Cherek Lincoln-Mercury, Greenfield, WI, since 1983; director of Lincoln Community Bank from 1987 to February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank; appointed director of Lincoln State Bank in 2002; director of Merchants since 1993.

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DIRECTORS CONTINUING IN OFFICE

CLASS II DIRECTORS (TERM EXPIRING IN 2006)

James F. Bomberg, Age 60, President of Merchants from 1994 to 2004; Chief Executive Officer of Merchants from 1998 to 2004; elected President & Chief Executive Officer of Community BancGroup in 2004; director and President of Lincoln State Bank from 1991 to 1993; director and President of CBG Services, Inc. from 1994 to 1996; director of Merchants from 1994 to present; appointed director of Lincoln State Bank and Franklin State Bank in 2000.

Casimir S. Janiszewski, Age 51, President, Superior Die Set Corporation, Oak Creek, WI, since 1985; director of Merchants from 1995 to present; director of Franklin State Bank from 1982 to 1991; director of Lincoln State Bank from 1991 to present.

Donald A. Zellmer, Age 71, Owner of Ridgeview Farms, Inc., New Glarus, WI; retired from the accounting firm of Ernst & Young LLP in 1990; served as Chairman of the Board of Directors and Chief Executive Officer of Fortress Bancshares, Inc., from 2000 to 2002; appointed director of Merchants in 2002.

Duane H. Bluemke, Age 69, Chief Executive Officer and Chairman of the Board of Directors of USCS Equipment Technology Solutions, Inc., an equipment asset management firm, since 1969; director of Fortress Bancshares, Inc. from 1992 to 2002; appointed director of Merchants in 2002.

Jerome T. Sarnowski, Age 62, Retired President, Vishay Cera-Mite Corporation, Grafton, WI, a manufacturing company; director of Grafton State Bank from 1990 to present; appointed director of Merchants in 2000.

Erich Mildenberg, Age 74, Shareholder, Davis & Kuelthau S.C., a law firm; director of The Reedsburg Bank since 1981; Chairman of the Board of Directors of The Reedsburg Bank since 1985; appointed as a director of Merchants in 2004.

Milburn M. Hahs, Age 56, President, Chief Executive Officer and Director of The Reedsburg Bank since 1995; appointed as a director of Merchants in 2004.

Donald L. Rowland, Age 60, President, Chief Executive Officer and Chief Operations Officer of Merchants since January 2004; Managing Partner, Business Banking Consulting for Metavante Corporation's Consulting and Professional Services Group from September 2002 to December 2003; Consulting Engagement Manager and Senior Lending Consultant for Alex Sheshunoff Management Services, Inc. from 1995 to 2003.

CLASS I DIRECTORS (TERM EXPIRING IN 2005)

J. Michael Bartels, Age 64, President, Bartels Management Services, Inc., Milwaukee, WI, a real estate development company, since 1977; director of Merchants since 1995; director of Franklin State Bank from 1982 to present; appointed director of CBG Financial Services, Inc. in 2002.

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Thomas J. Sheehan, Age 65, Chairman of Grafton State Bank since 2002; President and Chief Executive Officer of Grafton State Bank from 1989 to 2002; appointed director and vice chairman of Merchants in 2000; appointed director of Lincoln State Bank and Franklin State Bank in 2000; appointed director of CBG Mortgage, Inc. in 2002.

Rodney T. Goodell, Age 64, President of Goodell Rentals Inc., a rental property management firm, since 1993; director of Community Bank of Oconto County since 1987, chairman since 2002; appointed director of Merchants in 2002.

James A. Sass, Age 61, President, Max A. Sass Funeral Home since 1975; director of Lincoln Community Bank from 1987 to February 19, 2002, the effective date of the merger of Lincoln Community Bank and Lincoln State Bank; appointed director of Lincoln State Bank in 2002; director of Merchants from 1993 to present.

Michael T. Judge, Age 56, Attorney, Judge & Krzewinski, S.C., Oconto, WI, since 2001; director of Community Bank of Oconto County since 1994; appointed director of Merchants in 2001.

Edward H. Cichurski, Age 62, President and director of CBG Financial Services, Inc. 2000 to present; partner PricewaterhouseCoopers, LLP from 1978 to 2000; appointed director of Merchants in 2003.

The information provided below is with respect to executive officers of Merchants who are not directors of Merchants.

Executive Officers

Name, Age	Principal Occupation

Frederick R. Klug Age: 32	Vice President of Business Development and Finance of Merchants since 2001; Investment Banking Associate with Robert W. Baird & Co. Incorporated from 1994 to 2001.

John M. Krawczyk Age: 48	Executive Vice President, Secretary and General Counsel of Merchants since 1993; Executive Vice President of Lincoln Savings Bank from 1987 to 1993.

James C. Mroczkowski Age: 43	Executive Vice President and Chief Financial Officer of Merchants since 1994; Chief Financial Officer of Merchants from 1983 to 1993.

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SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of April 1, 2004, information as to the beneficial ownership of Common Stock of each continuing director, each nominee for director and each executive officer named in the Summary Compensation Table, individually, and all directors and the listed executive officers of the Corporation, as a group.

Name and Other Position with Merchants	Common Stock Beneficially Owned as of April 1, 2004		Percent of Shares Outstanding

J. Michael Bartels	38,378	(2)	1.15

Duane Bluemke	28,557	(3)	*

James Bomberg	34,757	(1), (4)	1.04

Duane Cherek	12,977	(5)	*

Edward Cichurski	4,852	(1), (6)	*

Rodney Goodell	52,658	(7)	1.58

Milburn Hahs	1,702	(1), (8)	*

Casimir Janiszewski	6,848	(9)	*

Michael Judge	5,322	(10)	*

Conrad Kaminski	45,701	(1), (11)	1.37

Nicholas Logarakis	30,875	(12)	*

Erich Mildenberg	13,734		*

Michael Murry (Chairman)	34,052	(1), (13)	1.02

Donald Rowland (President & CEO)	-		*

Jerome Sarnowski	25,496	(14)	*

James Sass	12,901	(15)	*

Thomas Sheehan (Vice Chairman)	31,926		*

Keith Winters	29,616	(16)	*

Donald Zellmer	11,903	(17)	*

Directors and Executive Officers	474,815	(1)	14.10

(1)          Includes shares issuable pursuant to incentive stock option plans exercisable within sixty days of April 1, 2004 as follows: Mr. Bomberg, 4,695 shares, Mr. Cichurski, 1,500 shares, Mr. Hahs, 1,500 shares, Mr. Kaminski, 2,130 shares, Mr. Murry, 9,812 shares, and all directors and all executive officers, 31,997 shares.
(2)           Includes 9,259 shares held in joint tenancy with Mr. Bartels’ wife.
(3)           Includes 25,028 shares held in trust of which Mr. Bluemke is trustee.
(4)           Includes 13,706 shares allocated to Mr. Bomberg under the 401(k) Plan.
(5)           Includes 810 shares held in joint tenancy with Mr. Cherek’s wife and 12,155 shares held in Mr. Cherek’s wife’s name.
(6)           Includes 2,562 shares held in joint tenancy with Mr. Cichurski’s wife and 790 shares allocated to Mr. Cichurski under the 401(k) Plan.
(7)           Consists of 52,658 shares held in trust of which Mr. Goodell is trustee.
(8)           Includes 202 shares held in joint tenancy with Mr. Hahs’ wife.
(9)           Includes 2,617 shares held in joint tenancy with Mr. Janiszewski’s wife, 110 shares in Mr. Janiszewski’s wife’s name and 3,616 shares held in the name of Superior Die Set Corporation, of which Mr. Janiszewski is President.
(10)         Includes 947 shares held in joint tenancy with Mr. Judge’s wife.
(11)        Includes 11,803 shares allocated to Mr. Kaminski under the 401(k) Plan, 271 shares held in joint tenancy with Mr. Kaminski’s wife and 303 shares held in joint tenancy with Mr. Kaminski’s children.

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(12)         Includes 28,426 shares held in joint tenancy with Mr. Logarakis’ wife and 544 shares held in Mr. Logarakis’ wife’s name.
(13)        Includes 13,665 shares allocated to Mr. Murry under the 401(k) Plan and 413 shares held in joint tenancy with Mr. Murry’s brother.
(14)         Includes 21,756 shares held in joint tenancy with Mr. Sarnowski’s wife.
(15)         Includes 1,795 shares held in joint tenancy with Mr. Sass’ wife and 1,069 shares held in Mr. Sass’ wife’s name.
(16)         Consists of 8,903 shares held in trust of which Mr. Winters’ is trustee.
(17)         Includes 2,211 shares held in Mr. Zellmer’s wife’s name, 5,024 shares held in trust of which Mr. Zellmer is trustee and 557 shares held in joint tenancy with Mr. Zellmer’s wife.

* denotes less than 1% ownership

All shares reported herein are owned with sole voting and investment power vested in those persons whose names are provided herein or their spouses.

BOARD COMMITTEES AND MEETING ATTENDANCE

The Board of Directors held five meetings during 2003. Each director attended during his/her tenure 75% or more of the total number of meetings of the Board of Directors and its committees of which he/she was a member.

The Board of Directors of Merchants has the following committees:

           The Executive Committee has authority to exercise powers of the Board of Directors when the Board is not in session as authorized by resolution of the Board of Directors and the Bylaws of Merchants. The Executive Committee consists of Messrs. Logarakis, James Sass, Winters, Zellmer, Murry, Bomberg, Goodell and Sheehan. The Executive Committee held five meetings in 2003.

The Executive Personnel/Compensation Committee – See Compensation Committee Report on Executive Compensation.

Compensation for non-executive officers and employees of Merchants and its subsidiaries is determined by the management and directors of Merchants and the respective subsidiary and reviewed by the Personnel/Compensation Committee of Merchants. The Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Logarakis, Rose, Holton, Goodell, Holte, Cherek, Steven Sass, Judge, Owens, Ms. Ryan and Ms. Cameron. The Personnel/Compensation Committee held two meetings during 2003.

The Stock Option Committee is responsible for administering Merchants’ 1996 Incentive Stock Option Plan. None of the members of the Stock Option Committee is eligible to participate in the Stock Option Plan. The Stock Option Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. James Sass, Rose, Holton, Cherek, Goodell, Logarakis, Judge, Owens, Ms. Ryan and Ms. Cameron. The Stock Option Committee did not meet in 2003.

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The Audit Committee – See Audit Committee Matters.

The Marketing Committee assists management in analyzing market trends for the products of the subsidiary banks and in devising strategies for promoting, advertising and selling the services of the subsidiary banks. The Marketing Committee consists of directors of Merchants and its subsidiary banks. The present members are Messrs. Cherek, Klose, Kacmarcik, Peterson, McCarville, Rose, Heffernan, Papenfaus, and Yoap. The Marketing Committee held two meetings during 2003.

The Asset/Liability Management Committee monitors the interest rate risk of the interest-earning assets of the subsidiary banks in comparison to their interest-bearing liabilities. The Asset/Liability Management Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Casey, Janiszewski, Dana, Smith, Kacmarcik, Pamperin, Knutson, Krawczyk and Steven Sass. The Asset/Liability Management Committee held two meetings during 2003.

The Compliance Committee oversees the establishment of policies and procedures and adherence to such policies and procedures to ensure compliance by Merchants and its subsidiaries with laws, rules and regulations applicable to banks and bank holding companies. The Compliance Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. Donald Bartels, Kaczynski, Aguilar, Kranitz, Krawczyk, Staszak, Comstock, Reicks and Gapinski. The Compliance Committee held two meetings during 2003.

The Technology Committee establishes framework within which Merchants will meet the challenges of the new millennium, by providing quality products and services to its varied constituencies in a cost efficient manner, along with ensuring that the internal technological architecture of Merchants meets industry state of the art standards wherever possible. The Technology Committee consists of directors of Merchants and its subsidiary banks. Its members are Messrs. J. Michael Bartels, Casey Janiszewski, Frank Janiszewski, Sarnowski, Sharpe, Wilson, Bluemke, Olson and Dunham. The Technology Committee held two meetings during 2003.

The Nominating Committee assists the Board of Directors by identifying individuals qualified to become members of the Board and its committees and recommending to the Board nominees for the next annual meeting of shareholders. The Nominating Committee was formed in 2004 and the Merchants’ Board of Directors formally adopted a charter for the committee. Its members are Messrs. Mildenberg, J. Michael Bartels, Goodell and James Sass. The Nominating Committee held no meetings in 2003.

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CORPORATE GOVERNANCE MATTERS

Director Nominations

Merchants has a standing Nominating Committee and has placed a current copy of the charter of the Nominating Committee on its web site located at www.mmbancorp.com. Each member of the Nominating Committee is independent in accordance with the listing standards of the Nasdaq Stock Market.

The Nominating Committee will consider director nominees recommended by shareholders. A shareholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, Merchants and Manufacturers Bancorporation, Inc., 19105 West Capitol Drive, Brookfield, Wisconsin 53045, that sets forth (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the shareholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee; (3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to shareholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934 and (4) the name and address (business and residence) of the shareholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the shareholder making the recommendation. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Corporation. Shareholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to shareholders in connection with the previous year's annual meeting of shareholders.

The Nominating Committee will consider any nominee recommended by a shareholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating Committee believes that a nominee recommended for a position on the Corporation's Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. For new potential board members, the Nominating Committee will in the first instance consider the independence of the potential member and the appropriate size of the board and then the qualifications of the proposed member. Qualifications of a prospective nominee that may be considered by the Nominating Committee include:

•   personal integrity and high ethical character;

•   professional excellence;

•   accountability and responsiveness;

•   absence of conflicts of interest;

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•         fresh intellectual perspectives and ideas; and

•   relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.

Messrs. Hahs and Mildenberg were appointed to the Corporation's Board of Directors in 2004 pursuant to the merger agreement for the Corporation's acquisition of Reedsburg Bancorporation, Inc.

Communications between Shareholders and the Board of Directors

The Corporation has placed on its website located at www.mmbancorp.com a description of the procedures for shareholders to communicate with the Board of Directors, a description of the Corporation's policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year's Annual Meeting.

Code of Ethics

The Corporation has adopted a Code of Ethics that applies to all of the Corporation's employees, including the Corporation's principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Ethics is available on the Corporation's corporate website which is located at www.mmbancorp.com. The Corporation also intends to disclose any amendments to, or waivers from, the Code of Ethics on its corporate website.

DIRECTOR COMPENSATION

Directors of Merchants who are not employees of Merchants or any of its subsidiaries are paid fees in the form of an annual retainer based on the number of boards and committees they serve. The amount of the annual retainer ranges from $10,000 for a Director of Merchants who serves on one committee to $15,000 for a Director of Merchants who serves on multiple committees as well as being a member of Merchants’ Executive Committee.

CERTAIN TRANSACTIONS

Various executive officers and directors of Merchants, members of their families, and the companies or firms with which they are associated were customers of, and had banking transactions, including loans, with one or more of Merchants’ subsidiary banks in the ordinary course of each such bank’s business during 2003. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the management of Merchants’ subsidiary banks, did not involve more than a normal risk of collectibility or present other unfavorable features.

On May 1, 2003, Merchants acquired Keith C. Winters and Associates, Ltd., a wholly owned business of Director Winters, for $2,000,000 in cash. Keith C. Winters and Associates, Ltd. provides tax consulting and tax preparation services to the public. The purchase price was determined using industry multiples of gross revenue and cash flow. The determination as to the price was made by the Board of Directors of Merchants with the assistance of independent outside sources.

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Pursuant to a lease agreement dated September 30, 1999, the 7000 LLC leases the office building housing the Franklin State Bank main office, located at 7000 South 76th Street, Franklin, Wisconsin to Merchants. The 7000 LLC is a Wisconsin Limited Liability Company in which Merchants’ Directors Bartels, Cherek, Logarakis and Sass hold members’ interests. The annual base rent for the facility amounts to $300,312. The terms of the lease agreement were negotiated between Merchants and 7000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated December 28, 2000, the 14000 LLC leases the office buildings housing the Lincoln State Bank New Berlin branch office, located at 14000 West National Avenue, New Berlin, Wisconsin and the CBG Services, Inc. offices, along with certain amenities, located at 14100 West National Avenue, New Berlin, Wisconsin, to Merchants. The 14000 LLC is a Wisconsin Limited Liability Company in which Merchants’ Directors Bartels, Cherek, Logarakis, Sass, Sarnowski and Kacmarcik hold members’ interests. The annual base rent for the facilities amounts to $353,760. The terms of the lease agreement were negotiated between Merchants and 14000 LLC on an arms-length basis, and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Pursuant to a lease agreement dated June 7, 2002, Delta Holdings LLC leases the office building housing the Lincoln State Bank Brookfield office and Merchants corporate headquarters located at 19105 West Capitol Drive, Brookfield, Wisconsin to Merchants. Delta Holdings LLC is a Wisconsin Limited Liability Company in which Director Logarakis holds a membership interest. The annual base rent for the facilities amounts to $251,748. The terms of the lease agreement were negotiated between Merchants and Delta Holdings LLC on an arms-length basis and Merchants believes that the lease terms are as favorable to Merchants as could have been obtained from an unaffiliated third party.

Mr. Sheehan resigned his employment position on January 15, 2004 and entered into separate consulting arrangements with Merchants and its wholly-owned subsidiary, CBG Mortgage, Inc. The contracts are for 3 years each and provide for annual consulting fees in the amounts of $66,094 and $51,046, respectively.

Mr. Mildenberg, a director of the Corporation, is a shareholder in the Milwaukee law firm of Davis & Kuelthau S.C. Mr. Mildenberg and Davis & Kuelthau acted as legal counsel for Merchants in various matters during 2003 and may continue to do so in 2004.

Mr. Judge, a director of the Corporation, is a shareholder of the Oconto, Wisconsin law firm of Judge & Krzewinski, S.C. Mr. Judge and Judge & Krzewinski acted as legal counsel for Merchants in various matters during 2003 and may continue to do so in 2004.

On November 1, 2003, the Corporation acquired Reedsburg Bancorporation, Inc. ("Reedsburg") and its wholly-owned subsidiary, the Reedsburg Bank. The purchase price for Reedsburg was $36.0 million including $17.8 million in cash, $12.8 million in promissory notes and 146,800 shares of common stock valued at $5.4 million based on the average price over the contractual pricing period. Mr. Mildenberg was a shareholder and director of Reedsburg and Mr. Hahs was

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a shareholder, officer and director of Reedsburg. As shareholders of Reedsburg, Messrs. Mildenberg and Hahs received part of the purchase price, which in the case of Mr. Mildenberg consisted of approximately $1,000 of cash, a $2.6 million promissory note and 12,486 shares of common stock and in the case of Mr. Hahs consisted of approximately $38,250 of cash and 183 shares of common stock. Mr. Mildenberg's promissory note will mature on the fifth anniversary of the date of issuance, and principal on the promissory note is due in five equal annual installments on November 1 of each year from 2004 through 2008. The promissory note bears interest at the rate of 5.35% per year, payable quarterly. The promissory note is secured by an irrevocable letter of credit issued by M&I Marshall & Ilsley Bank. Following the acquisition of Reedsburg, Messrs. Mildenberg and Hahs were appointed as directors of the Corporation.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, Merchants’ directors and executive officers, as well as certain persons holding more than 10% of Merchants’ stock, are required to report their initial ownership of stock and subsequent changes in such ownership to the Securities and Exchange Commission and Merchants (such requirements hereinafter referred to as “Section 16(a) filing requirements”). Specific time deadlines for the Section 16(a) filing requirements have been established.

To Merchants’ knowledge, and based solely upon a review of the copies of such reports furnished to Merchants, with respect to the fiscal year ended December 31, 2003, Merchants’ directors and executive officers complied with the applicable Section 16(a) filing requirements.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning compensation paid or accrued for services rendered in all capacities to Merchants and its affiliates for the fiscal years ended December 31, 2003, 2002 and 2001 of the person who was, on December 31, 2003, the Chief Executive Officer of Merchants and of the four highest paid executive officers whose annual compensation exceeded $100,000 in 2003.

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options/SARs(#)	All Other Compensation

Michael Murry * Chairman of the Board of Directors of Merchants	2003 2002 2001	$291,946 $279,067 $278,808	$120,680 $100,000 $75,000	--- --- ---	--- --- ---	$ 45,795 (2) $ 19,325 (3) $ 17,227 (4)

James Bomberg President and Chief Executive Officer of Merchants	2003 2002 2001	$188,324 $180,385 $159,315	$60,000 $55,000 $55,000	--- --- ---	--- --- ---	$ 14,683 (5) $ 9,302 (1) $ 8,436 (1)

Thomas Sheehan Vice Chairman of the Board of Directors of Merchants	2003 2002 2001	$193,323 $175,291 $170,356	$60,000 $55,000 $25,000	--- --- ---	--- --- ---	$ 9,750 (1) $ 9,200 (1) $ 7,800 (1)

Conrad Kaminski President of Lincoln State Bank	2003 2002 2001	$165,321 $147,420 $142,648	$30,000 $25,000 $25,000	--- --- ---	--- --- ---	$ 7,600 (1) $ 6,761 (1) $ 6,577 (1)

Edward Cichurski President CBG Financial Services	2003 2002 2001	$179,838 $170,254$154,418	$30,000 $25,000 $10,000	--- --- ---	--- --- ---	$ 8,092 (1) $ 7,400 (1) ---

* See comments under “COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION – Chairman of the Board Compensation.”

(1)    Contributions to the Corporation’s Defined Contribution 401(k) Plan.

(2)    Contributions to the Corporation’s Defined Contribution 401(k) Plan of $16,377 and life insurance policy premium of $29,417.

(3)    Contributions to the Corporation’s Defined Contribution 401(k) Plan of $15,639 and life insurance policy premium of $3,686.

(4)    Contributions to the Corporation’s Defined Contribution 401(k) Plan of $13,989 and life insurance policy premium of $3,238.

(5)    Contributions to the Corporation’s Defined Contribution 401(k) Plan of $9,859 and life insurance policy premium of $4,824.

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Employment Agreements

In February of 1996, Merchants entered into employment agreements with Messrs. Murry, Bomberg, Kaminski, John Krawczyk and Mroczkowski. Messrs. Murry, Bomberg, Kaminski, Krawczyk and Mroczkowski serve as chairman of the board of directors, president and chief executive officer, president Milwaukee division, executive vice president and general counsel, and executive vice president and chief financial officer, respectively, of Merchants.

With the exception of the Employment Agreements with Messrs. Murry and Mroczkowski, all of the Employment Agreements replace previous employment agreements with the respective officers.

On September 8, 2000, Merchants entered into an employment agreement with Mr. Edward Cichurski to serve as President of CBG Financial Services, Inc.

On November 1, 2003, The Reedsburg Bank entered into an Employment Agreement with Milburn M. Hahs to serve as Chief Executive Officer of The Reedsburg Bank.

Except for the Employment Agreement with Mr. Murry, all of the Employment Agreements have terms of three years. Mr. Murry’s Employment Agreement has a term of five years. Each Employment Agreement is automatically extended on its anniversary date for an additional year, unless either party has given advance notice that the Agreement will not be extended, in which case the Agreement expires at the end of its then-remaining term.

Duties to be performed under the Agreements are set forth in the respective By-Laws and are determined by the respective Board of Directors.

Compensation for services rendered under the Employment Agreements consists of the Base Salary, as defined in the Agreements, and participation in bonus and other benefit plans.

If the Agreements are terminated by the employer prior to their expiration for reasons other than the employee’s death, retirement, disability, or other than for cause as defined in the Agreements, or if the employee terminates the Agreement for cause as defined in the Agreement or after a change in control, as defined in the Agreements, then the employee will receive severance payments equal to the sum of the Base Salary in effect at termination plus the cash bonus, if any, for the year prior to termination times the number of years of the remaining employment term. In addition, the employee will receive fringe benefits during such remaining term.

If termination occurs because of death, retirement or for cause, or if the employee terminates without cause, then the employer is obligated to pay the compensation and benefits only through the date of termination.

If termination occurs due to disability, as defined in the Employment Agreements, the employee will be entitled to payment of his Base Salary at 100% for one year and at 75% for the remaining portion of the employment term, adjusted by payments received by the employee pursuant to disability insurance and social security and workers compensation programs.

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The Employment Agreements provide that during the employment period and for one year thereafter, the employee will not accept employment with any Significant Competitor, as that term is defined in the Employment Agreements, of the Corporation or its affiliates.

THE 1996 INCENTIVE STOCK OPTION PLAN

On April 25, 1996, the Board of Directors of Merchants adopted the Merchants and Manufacturers Bancorporation, Inc. 1996 Incentive Stock Option Plan (the “Plan”), which was approved by the shareholders on May 28, 1996. The Plan was amended, upon approval by the shareholders on June 4, 2002, to increase the total number of shares of stock from 60,000 to 210,000 with respect to which options may be granted pursuant to the Plan. On November 21, 2003, the plan was amended to provide for the issuance of non-statutory stock options in addition to the Incentive Stock Options already provided for in the plan.

The Plan replaced the 1986 Incentive Stock Option Plan, which terminated in April 1996. The purpose of the Plan is to advance the interests of Merchants and its subsidiaries by encouraging and providing for the acquisition of an equity interest in Merchants by key employees and by enabling Merchants and its subsidiaries to attract and retain the services of employees upon whose skills and efforts the success of Merchants depends.

The following summary description of the Plan is qualified in its entirety by reference to the full text of the Plan a copy of which may be obtained from Merchants upon request to John Krawczyk, Secretary, 19105 West Capitol Drive, Brookfield, WI 53045.

The Plan is administered by the Stock Option Committee of the Board or by any other committee appointed by the Board consisting of not less than three (3) directors (the “Committee”). Subject to the terms of the Plan and applicable law, the Committee has the authority to: establish rules for the administration of the Plan; select the individuals to whom options are granted; determine the numbers of shares of Common Stock to be covered by such options; and take any other action it deems necessary for the administration of the Plan.

Participants in the Plan consist of the individuals selected by the Committee. Those selected individuals may include any executive officer or employee of Merchants or its subsidiaries who, in the opinion of the Committee, contribute to Merchants’ growth and development.

Subject to adjustment for dividends or other distributions, recapitalizations, stock splits or similar corporate transactions or events, the total number of shares of Common Stock with respect to which options may be granted pursuant to the Plan is 210,000. The shares of Common Stock to be delivered under the Plan may consist of authorized but unissued stock or treasury stock.

The Committee may grant options to key employees as determined by the Committee. The Committee has complete discretion in determining the number of options granted to each such grantee. It is intended that all Incentive Stock Options granted under the Plan will qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code.

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The exercise price for all options granted pursuant to the Plan is the fair market value of the Common Stock on the date of grant of the option; however, in case of Incentive Stock Options granted to a person then owning more than 10% of the outstanding Common Stock, the option price will be not less than 110% of the fair market value on such date. The exercise price must be paid in cash at the time of exercise of the options.

Options granted under the Plan must be exercised within ten (10) years from the date of grant, provided that Incentive Stock Options granted to a person then owning more than 10% of the outstanding stock of Merchants must be exercised before the fifth anniversary of the date of grant. Options not exercised within the stated time period will expire.

The Committee may impose such transfer restrictions on the shares of Common Stock acquired pursuant to the exercise of options under the Plan as may be required, among others, by applicable federal or state securities laws. Merchants has a “right of first refusal” pursuant to which any shares of Common Stock acquired by exercising an option must first be offered to Merchants before they may be sold to a third party. Merchants may then purchase the offered shares on the same terms and conditions (including price) as apply to the potential third-party purchaser.

The Board of Directors of Merchants may terminate, amend or modify the Plan at any time, provided that no such action of the Board, without prior approval of the shareholders may: increase the number of shares which may be issued under the Plan; materially increase the cost of the Plan or increase benefits to participants or change the class of individuals eligible to receive options.

The following is a summary of the principal federal income tax consequences generally applicable to awards under the Plan. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Merchants will not be entitled to a tax deduction when an Incentive Stock Option is exercised. The tax consequences to an optionee upon disposition of shares acquired through the exercise of an Incentive Stock Option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option which qualifies as such under the Internal Revenue Code. Generally, there will be no tax consequences to Merchants in connection with the disposition of shares acquired under an option.

The holder of a non-statutory stock option will normally recognize ordinary income at the time of exercise of the option based on the difference between the fair market value of the underlying stock at the time of the exercise of the option and the exercise price of the option. The tax consequences to an optionee upon disposition of the shares acquired through the exercise of an option will depend on how long the shares have been held.

Merchants did not grant stock options in 2003 to any of the officers named in the Summary Compensation Table.

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The following table summarizes for each of the officers named in the Summary Compensation Table the number of shares of Merchants stock acquired upon exercise of options during the fiscal year ended December 31, 2003; the aggregate dollar value realized upon exercise of options; the total number of unexercised options held at the end of the fiscal year ended December 31, 2003; and the aggregate dollar value of in-the-money unexercised options held at the end of the fiscal year ended December 31, 2003. Value realized upon exercise is the difference between fair market value of the underlying stock on the exercise date and the exercise price of the option. Value of unexercised in-the-money options at the fiscal year-end is the difference between exercise price and the fair market value of the underlying stock on December 31, 2003, which was $46.00 per share. These values, unlike any amount which may be set forth in the column headed “Value Realized” have not been, and may never be, realized. The underlying options have not been, and may never be, exercised; the actual gains, if any, on exercise will depend on the value of Merchants’ stock on the date of exercise. As of December 31, 2003, all unexercised options were exercisable.

Aggregated Option Exercises in Fiscal Year 2003
and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized $	Number of Unexercised Options on December 31, 2003 (1) (#)	Value of Unexercised In-the-Money Options On December 31, 2003 ($)

Michael Murry	---	---	7,590	$134,267

James Bomberg	---	---	2,695	$48,241

Thomas Sheehan	---	---	---	---

Conrad Kaminski	---	---	4,730	$87,582

Edward Cichurski	---	---	---	---

(1)    The number of unexercised options as of December 31, 2003 exclude options granted on January 15, 2004 and February 13, 2004.

BENEFIT PLANS

Merchants maintains a 401(k) Profit Sharing Plan for the benefit of all employees who have attained the age of 20-1/2 years and have completed six months of service as of the 401(k) Profit Sharing Plan anniversary date, June 1st. A participating employee may elect to defer a portion of his or her compensation (between 1% and 50% of base compensation, subject to certain limitations, in 1% increments) and contribute this amount to the 401(k) Profit Sharing Plan. Deferrals of up to 6% of compensation which are contributed to a trust set up pursuant to the 401(k) Profit Sharing Plan may be deducted by Merchants for federal income tax purposes. Merchants may make either or both of the following types of contributions out of its net profits to the 401(k) Profit Sharing Plan (i) matching contributions up to 1% of base compensation; or (ii) discretionary contributions which are based on consolidated earnings of Merchants. Employees of Merchants are fully vested in all amounts contributed to their account under matching and discretionary contributions made by Merchants. Total contributions amounted to $437,000 in 2003. Contributions for Messrs. Murry, Bomberg, Sheehan, Kaminski and Cichurski (the persons listed in the Summary Compensation Table) were $16,377, $9,859, $9,750, $7,600 and $8,092 respectively. With respect to the investment of individual accounts, a participant may direct the Trustee in writing to invest the vested portion of his/her account in specific assets, including Merchants’ securities.

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Merchants has established a Salary Continuation Plan to provide retirement income for James Bomberg. The Salary Continuation Plan is a non-qualified executive benefit plan in which Merchants agrees to pay the executive additional benefits at retirement in return for continued satisfactory performance. The Salary Continuation Plan provides for annual retirement benefits of $60,700 for Mr. Bomberg commencing at age 65 and continuing for a period of 15 years. The Salary Continuation Plan is unfunded (no specific assets are set aside by Merchants in connection with the Plan). If the covered executive leaves Merchants’ employ, either voluntarily or involuntarily, the agreement under the Salary Continuation Plan terminates and the executive receives no benefits unless obligations under the Plan are assumed by a subsidiary of Merchants, because of the executive’s employment status with such subsidiary. The Salary Continuation Plan is informally linked with a single premium universal life insurance policy. The executive is the insured under the policy, but Merchants is the owner and beneficiary of the policy. The executive has no claim on the insurance policy, its cash value or the proceeds thereof.

Grafton State Bank has entered into a Salary Continuation Agreement with Mr. Sheehan. Pursuant to the Salary Continuation Agreement, Grafton State Bank will pay annual retirement benefits of $72,000 for Mr. Sheehan commencing at age 65 and continuing for life.

Lincoln State Bank and Franklin State Bank have adopted a Deferred Compensation Plan. Participating directors of the banks may elect to defer the directors’ fees paid to them until retirement with no income tax payable by the director until retirement benefits are received. The deferral agreement provides for full vesting since the covered director is setting aside his current compensation. Payments begin in the first year following retirement.

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

The Committee

The Executive Personnel/Compensation Committee meets periodically to review the performance and compensation of certain senior officers of Merchants and its subsidiaries, including all executive officers of Merchants. The Executive Personnel/Compensation Committee is comprised of Messrs. James Sass, Rose, Holton, Cherek, Goodell, Holte, Owens, Judge, Logarakis, Ms. Ryan and Ms. Cameron. The Executive Personnel/Compensation Committee consists of directors of Merchants and its subsidiary banks. No member of the Committee is an employee or officer of the Corporation or its subsidiaries. The committee is aware of the limitations imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended, on the deductibility of compensation paid to certain senior executives to the extent it exceeds $1.0 million per executive. The Committee’s recommended compensation amounts meet the requirements for deductibility. The Executive Personnel/Compensation Committee held three meetings during 2003.

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Compensation Committee Interlocks and Insider Participation

Corporations of which Messrs. Sass, Rose, Holton, and Logarakis are executive officers had loans with subsidiary banks of Merchants. See “Election of Directors – Certain Transactions.” There are no other interlocking relationships as defined by the Securities and Exchange Commission, and no Merchants officer is a member of the Committee.

General Policy

The compensation objective of Merchants and its subsidiaries is to link compensation with corporate and individual performance in a manner which will attract and retain competent personnel with leadership qualities. The process gives recognition to the compensation practices of competing organizations.

In an effort to achieve the long-term goals of shareholders, the compensation program ties a significant portion of total compensation to the financial performance of the Corporation compared to peer group performance. The Executive Personnel/Compensation Committee makes recommendations on the compensation of the Corporation’s officers to the Board of Directors. The Committee’s recommendations reflect its assessment of the contributions to the long-term profitability and financial performance made by individual officers. In this connection, the Committee considers, among other things, the type of the officer’s responsibilities, the officer’s long-term performance and tenure, compensation relative to peer group and the officer’s role in ensuring the future financial success of the Corporation. Financial goals considered by the Committee include earnings per share, return on equity, asset quality, growth and expense control.

In addition to measuring performance in light of these financial factors, the Committee considers the subjective judgment of the Chairman of the Board in evaluating performance and establishing salary, bonus, and long-term incentive compensation for individual officers, other than the Chairman. The Committee independently evaluates the performance of the Chairman, taking into consideration such subjective factors as leadership, innovation and entrepreneurship in addition to the described financial goals.

Base Salary

In determining officer salaries, the Committee considers surveys and data regarding compensation practices of similar sized financial institutions with comparable products in similar markets. The Committee also considers the Chairman’s assessment of the performance, the nature of the position and the contribution and experience of individual officers (other than the Chairman of the Board and Chief Executive Officer). The Committee independently evaluates the Chairman’s and Chief Executive Officer’s performance and compares their compensation to peer group data.

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Annual Bonuses

Officers of the Corporation and its subsidiaries are awarded annual bonuses in January based on the previous year’s financial performance at the discretion of the Committee. The amount of the bonus is recommended to the Committee by the Chairman, based on his and the officer’s immediate supervisor’s evaluation of the achievement of corporate and individual goals and assessment of subjective factors such as leadership, innovation and commitment to corporate advancement. The Corporation annual incentive bonus is based on the overall consolidated financial performance of the Corporation.

Chairman of the Board Compensation

The compensation of the Chairman of the Board has been established at a level which the Committee believed would approximate compensation of the Chairman of the Board with comparable responsibilities of similar organizations and would reflect prevailing market conditions. The Committee took into consideration a variety of factors, including the achievement of corporate financial goals and individual goals. The financial goals included increased earnings, earnings per share, return on equity and asset quality. No formula assigning weights to particular goals was used, and achievement of other corporate performance goals was considered in general. The Committee believes that the total compensation awarded to the Chairman of the Board for 2003 is fair and appropriate under the circumstances.

Stock Options

The Stock Option Committee administers the 1996 Incentive Stock Option Plan. Stock options are designed to furnish long-term incentives to the officers of the Corporation to build shareholder value and to provide a link between officer compensation and shareholder interest. No awards were made under the Stock Option Plan to the officers of the Corporation and its subsidiaries in 2003. Awards are based upon performance, responsibilities and the officer’s relative position and ability to contribute to future performance of the Corporation. In determining the size of the option grants, the Committee considers information and evaluations provided by the Chairman of the Board. The award of option grants to the Chairman is based on the overall performance of the Corporation and on the Committee’s assessment of the Chairman’s contribution to the performance and his leadership.

The Executive Personnel Compensation Committee: Nicholas Logarakis, James Sass, Gervase Rose, Thomas Holton, Duane Cherek, Rodney Goodell, Michael Judge, Steven Holte, Elsie Ryan, Jon Owens and Maria Cameron.

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AUDIT COMMITTEE MATTERS

Report of Audit Committee

The Audit Committee of the Board of Directors is composed of Messrs. Zellmer, Gapinski, Bartels, Aguilar, Steven Sass, Dunham, Panos, Chapel and Kranitz, each of whom is independent, in accordance with the listing standards of the Nasdaq Stock Market. The Audit Committee consists of directors of Merchants and its subsidiary banks. The Audit Committee held four meetings during 2003. The duties and responsibilities of the Audit Committee include (i) recommending to the Board of Directors the appointment of the Corporation’s auditors and any termination of engagement; (ii) reviewing the plan and scope of audits; (iii) reviewing the Corporation’s significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The Audit Committee operates under a written charter adopted by the Board, which is attached to this proxy statement as Exhibit A.

The Corporation’s management is responsible for the Corporation’s internal controls and the financial reporting process, including the system of internal controls. The Corporation’s independent auditors are responsible for expressing an opinion on the conformity of the of the Corporation’s audited consolidated financial statements with generally accepted accounting principles. The Audit Committee has reviewed and discussed the audited consolidated financial statements for the year ended December 31, 2003 with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement No. 61 (Communication with Audit Committees). The Audit Committee has received and discussed with the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

Based on the Audit Committee’s reviews and discussions with management, the internal auditors and the independent auditors referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

The Audit Committee: Donald Zellmer, Thomas Gapinski, J. Michael Bartels, Dr. Francisco Aguilar, Steven Sass, Michael Dunham, Kenneth Panos, Richard Chapel and Richard Kranitz.

Fees of Independent Auditors

The following table summarizes the fees the Corporation paid for audit and nonaudit services rendered by the Corporation's independent auditors during 2003 and 2002:

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Description	2003	2002

Audit Fees[1]	$ 303,043	$256,762
Audit-Related Fees[2]	147,940	44,287
Tax Fees[3]	85,620	38,467
All Other Fees[4]	69,745	21,925

(1)          Audit fees consist of fees for professional services rendered for the audit of the Corporation’s financial statements and review of financial statements included in the Corporation’s quarterly reports and services normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.
(2)          Audit-related fees are fees principally for professional services rendered for the audit of the Corporation employee benefit plans, due diligence acquisition audits, and technical accounting consulting and research.
(3)         Tax services fees consist of compliance fees for the preparation of original and amended tax returns, claims for refunds and tax payment-planning services for tax compliance, tax planning, and tax advice. Tax service fees also include fees relating to other tax advices, tax consulting, and planning other than for tax compliance and preparation.
    (4)         Other services consisted primarily of consulting services associated with the selection of a common core processing system.

The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of McGladrey & Pullen, LLP.

The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Corporation's independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.

Since the effective date of the Securities and Exchange Commission rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Corporation's independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.

Audit Committee Financial Expert

The Corporation's Board of Directors has determined that Mr. Zellmer qualifies as an "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission based on his work experience and education.

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SHAREHOLDER RETURN AND PERFORMANCE PRESENTATION

Stock Price Performance Graph

The following table shows the cumulative total stockholder return on the Corporation’s Common Stock over the last five fiscal years compared to the returns of the Standard & Poor’s 500 Stock Index and the NASDAQ Bank Index. The graph assumes that the value of the investment in Merchants stock and for each index was $100 on December 31, 1998.

GRAPHIC

Historical stock price performance shown on the graph is not necessarily indicative of the future price performance.

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PROPOSAL 2

PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION FOR THE PURPOSE OF INCREASING THE NUMBER OF AUTHORIZED SHARES TO TWENTY-FIVE MILLION SHARES

The Board of Directors recommends a vote for approval of the amendment to the Articles of Incorporation of Merchants.

The proposed amendment to Merchants’ Articles of Incorporation is for the purpose of increasing the number of authorized shares to twenty-five million (25,000,000) shares.

A copy of the Merchants’ Board of Directors Resolution recommending the amendment to the Articles of Incorporation is attached as Exhibit B.

Purpose of the Proposed Amendment

As of April 1, 2004, the Corporation had 3,335,356 outstanding shares of Common Stock, and has reserved 210,000 shares of Common Stock for the purposes of covering options outstanding under the Corporation's incentive stock option plan and for other commitments to issue shares of Common Stock. As a result, 2,454,644 shares of Common Stock are available for issuance in future transactions without giving effect to the proposed amendment.

The Board of Directors believes that the authority to issue additional shares of Common Stock is desirable so that, as the need may arise, the Corporation will have the flexibility to issue shares of Common Stock, without the delay of a shareholders' meeting, in connection with possible future transactions, including acquisitions, stock dividends, stock splits, equity financings and management incentive or employee benefit plans. No specific use for the additional authorized shares is presently planned.

Certain Other Provisions in Merchants’ Articles of Incorporation.

Shares of Merchants Common are not convertible into shares of any other class of capital stock. The Articles of Incorporation of Merchants provide, among other things, that a vote of at least 80% of the outstanding shares of Common Stock entitled to vote on any takeover (such as a merger, tender offer or other change in control) must approve such transaction unless a majority of Merchants’ directors approve the transaction prior to the shareholder vote. In that case, the affirmative vote of a majority of the outstanding shares of Common Stock is required. The Articles of Incorporation of Merchants also provide for a classified board, consisting of three classes of directors serving staggered three-year terms. Both described provisions may have the effect of delaying, deferring or preventing a change in control of Merchants.

The proposed amendment to the Articles of Incorporation will authorize the Board of Directors of Merchants to issue up to a total of 25,000,000 shares of Common Stock without additional approval by the shareholders when it is deemed to be in the best interest of Merchants and its shareholders. If the proposed amendment is approved and effected, future issuances of shares of

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Common Stock may not require the approval of the Corporation's shareholders. As a result, the Board of Directors could issue shares of Common Stock in a manner that might have the effect of discouraging or making it more difficult for a third party to acquire control of the Corporation through a tender offer or proxy solicitation or to effect a merger or other business combination that is not favored by the Board of Directors. In addition, issuances of shares of Common Stock may increase the number of shares of Common Stock that may become available for sale in the public market and could adversely affect the price of the Common Stock in the public market. The issuance of additional shares of Common Stock could also adversely affect the voting power of the existing shareholders, including the loss of voting control to others. Holders of Common Stock do not have preemptive rights or other rights to subscribe for additional shares in the event that the Board of Directors determines to issue additional shares of Common Stock in the future.

No Dissenter's Rights

Under Wisconsin law, shareholders are not entitled to dissenters' rights with respect to the proposed amendment to the Corporation's Articles of Incorporation.

INDEPENDENT PUBLIC ACCOUNTANTS

The firm of McGladrey & Pullen, LLP served as the Corporation’s independent auditors for the fiscal year ended December 31, 2003 and it is anticipated that such firm will be appointed to act as for the fiscal year ending December 31, 2004. Representatives of McGladrey & Pullen, LLP will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

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OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

SHAREHOLDERS MAY OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AT NO COST BY WRITING TO THE OFFICE OF THE SECRETARY, MERCHANTS AND MANUFACTURERS BANCORPORATION, INC., 19105 W CAPITOL DRIVE, BROOKFIELD, WISCONSIN, 53045.

By Order of the Board of Directors,

By: /s/ Michael J. Murry

Michael J. Murry
Chairman of the Board

April 15, 2004

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EXHIBIT A

MERCHANTS & MANUFACTURERS BANCORPORATION, INC.
AUDIT COMMITTEE CHARTER
ADOPTED NOVEMBER 14, 2002

Organization

The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and of MMBC. Members of the audit committee shall be considered independent if they have no relationship to MMBC that may interfere with the exercise of their independence from management and of MMBC. All audit committee members will be financially literate, and at least one member will have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports of the company. In so doing, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, the internal auditors, and the financial management of the company.

Responsibilities

In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality.
In carrying out these responsibilities, the audit committee will:

•   Obtain the full board of directors’ approval of this Charter and review and reassess this Charter as conditions dictate (at least annually).
•   Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.
•   Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders’ representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.
•   The independent auditors will report directly to the audit committee.
•   Confirm and assure the independence of the independent auditors and the objectivity of the internal auditor.
•   Review and concur with management’s appointment, termination, or replacement of the internal auditor. Also complete the yearly performance evaluation of the internal auditor.

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•         Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor’s compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.
•   Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.
•   Review the internal audit function of the company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year and the coordination of such plans with the independent auditors.
•   Inquire of management, the internal auditor, and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to MMBC.
•   Receive at each meeting, a summary of findings from completed internal audits and a progress report on the proposed internal audit plan, with explanations for any deviations from the original plan.
•   Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements, and discuss any other matters required to be communicated to the committee by the auditors. The chair of the committee may represent the entire committee for purposes of this review.
•   Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Review with financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or conservatism of the organization’s accounting principles and underlying estimates, and other significant decisions made in preparing the financial statements.
•   Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of audit.

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•   Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors’ questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed).
•   On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with the independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take, appropriate action to ensure the continuing independence of the auditors.
•   Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee’s conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.
•   Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.
•   Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel or other advisors for this purpose if, in its judgment, that is appropriate.
•   Review MMBC’s disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report to shareholders or the proxy statement at least triennially or the year after any significant amendment to the Charter.
•   Review any non-audit services that need to be completed by the external audit firm and grant approval. The chair of the committee may represent the entire committee for purpose of this review.
•   React to complaints received from employees on accounting and auditing matters.

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EXHIBIT B

It is Resolved, that the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. hereby recommends to the Shareholders of the Corporation that the Articles of Incorporation be amended to read as follows:

“Article IV. The aggregate number of shares of stock which the Corporation shall have authority to issue shall be twenty-five million (25,000,000) shares of common stock of the par value of one dollar ($1.00) per share.”

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MERCHANTS AND MANUFACTURERS BANCORPORATION, INC.
19105 West Capitol Drive
Brookfield, Wisconsin

PROXY FOR ANNUAL MEETING

This Proxy is solicited by the Board of Directors of Merchants and Manufacturers Bancorporation, Inc. ("Merchants") for the Annual Meeting of shareholders on May 24, 2004.

The undersigned hereby constitutes and appoints Rodney Goodell and J. Michael Bartels, and each of them, with full power to act alone and with power of substitution, to be the true and lawful attorney and proxy of the undersigned to vote at the Annual Meeting of Shareholders of Merchants, to be held at Alverno College, Wehr Hall, 3401 South 39th Street, Milwaukee, Wisconsin, on May 24, 2004 at 4:00 p.m. (or at any adjournment(s) thereof), the shares of stock which the undersigned would be entitled to vote on the election of Directors, on the proposal to amend the Articles of Incorporation for the purpose of increasing in number of authorized shares, and in their discretion on such other business as may properly come before the meeting or adjournment(s). The undersigned hereby revokes any proxy heretofore given and ratifies all that said attorneys and proxies or their substitutes may do by virtue hereof.

1.   ELECTION OF DIRECTORS

To elect the five persons listed below as Class III Directors as discussed in the Proxy Statement dated April 15, 2004 attached hereto.

       Michael Murry
       Conrad Kaminski
       Nicholas Logarakis
       Keith Winters
       Duane Cherek

[ ]   Elect as Directors the five nominees listed above.

[ ]   Withhold authority to vote for the five nominees listed above.

[ ]   Withhold authority to vote for individual nominees (to withhold authority to vote for any individual nominee, check this box and draw a line through that nominee's name above).

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The Board of Directors recommends a vote FOR the election of the five persons listed above.

2.   AMENDMENT OF THE ARTICLES OF INCORPORATION

To amend the Articles of Incorporation for the purpose of increasing the number of authorized shares to twenty-five million (25,000,000) shares.

[ ]   FOR       [ ]   AGAINST       [ ]   ABSTAIN

The Board of Directors recommends a vote FOR the proposal to amend the Articles of Incorporation for the purpose of increasing the number of authorized shares to twenty-five million (25,000,000) shares.

If any additional matters are properly presented, the persons named in the proxy will have the discretion to vote in accordance with their own judgment in such matters. This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise by written notice to the Secretary of the Corporation, or by submitting a later-dated proxy, or by attending the annual meeting. This Proxy will be voted in accordance with instructions given by the shareholder, but if no instructions are given, this Proxy will be voted to elect the persons listed above and FOR the proposal to amend the Articles of Incorporation for the purpose of increasing the number of authorized shares. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting dated April 15, 2004, and the Proxy Statement enclosed herewith.

Dated _____________ , 2004

                                                                           Number of Shares:

Signature of Stockholder                                      Stockholder's Name (Please print)

 ________        ____________
Signature of Stockholder               Stockholder's Name (Please print)

   (Please sign your name exactly as it appears on the stock certificate. In signing as Executor, Administrator, Personal Representative, Guardian, Trustee, Officer, Partner or Attorney, please add your title as such. All joint owners should sign.)

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